Exhibit 99.2

Fourth Quarter 2003 Earnings Review February 12, 2004

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to our ability to finance our business, our reliance on key customers and platforms, our ability to obtain and maintain business with our customers, general economic conditions in the markets in which Tower Automotive operates, and various other factors. These slides should be reviewed in conjunction with the Company's press release issued February 12, 2004, which includes related disclosure of the Company's earnings results and additional discussion of various risk factors.

Today's Discussion Management Update 2004 Priorities Review of 4th Quarter 2003 Results 1st Quarter and Full-Year 2004 Guidance

Fourth Quarter Results Revenues and operating earnings exceeded expectations due to stronger volumes Positive operating cash flow in the quarter 2003 Net Capex equaled $230M, below previous guidance Net impairment, restructuring and extraordinary items of $0.44 per share Total liquidity approximately $170 million at 12/31/03

2004 Outlook Forecasts indicate stronger vehicle build volumes in both North America and Europe Tower Automotive revenues increase 14% as new business comes on-board Launches remain challenging but on-track Steel price increases and supply a growing concern Cash flow negative first two quarters through launches but turns positive in last half of year New management team dedicated to driving operational cost and quality performance

Europe Europe 2002 Actual 2003 Actual 2004 Outlook FY 18.9 18.9 19.5 CY 4.7 4.7 NA 2002 Actual 2003 Actual 2004 Outlook FY 16.4 15.9 16.2 CY 3.9 3.9 North America 2003 / 2004 Vehicle Build Q4'02 Q4'03 2003 (3%) 4th Qtr 2003 even 2004 + 2% Q4'02 Q4'03 2003 even 4th Qtr 2003 even 2004 + 3%

Launch Report Card

Model	Product	SOP	Status
Five Hundred/Freestyle (Ford)	**Body Structures**	**Jul '04**	**- hard tool functional build completed** **- component/assembly certifications underway** **- "Super" project leader named**
New Pathfinder/Xterra (Nissan)	**Frame**	**Aug '04**	**- facility built by Nissan in Smyrna** **- compressed launch schedule**
New Dakota (DaimlerChrysler)	Frame	Jul '04	- all aspects of the program are on target
1 & 3 Series (BMW)	Body Structures	Jun '04	- all tool and die work is on schedule - new Tri-Axe press is on track

Complete – 2003

Model	Product	SOP	Status
✓ SRX (Cadillac)	Powertrain Module	Jul '03	- launch completed on schedule - early production issues resolved
✓ Armada & Titan (Nissan)	Frame	Aug / Sep'03	- successful launch and ramp up - positive feedback received from Nissan
✓ S40 / V50 (Volvo)	Body Structures	Sep '03	- successful launch and ramp up - positive feedback received from Volvo

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TOWER AUTOMOTIVE

2004 Priorities Launch new programs well Manage liquidity through growth phase Drive operating excellence as critical competitive advantage Strengthen customer relationships Establish platform for structural cost reductions in supply chain and technology Build leadership / organizational strength

Operating Performance ($MM) 4Q 2003 4Q 2002 2003 FY 2002 FY

Q4 Revenue & Operating Income - Year over Year ($ in millions)

Operating Performance - cont'd ($MM, except per share amounts) 4Q 2003 4Q 2002 4Q 2002 2003 FY 2002 FY

Q4 EPS vs. Guidance

Working Capital ($ in millions) 12/31/2003 9/30/2003 12/31/2002

Cash Flow ($MM) 4Q 2003 4Q 2002 1 Cash increase of $25.6; debt net borrowings of $26.0 3 Cash increase of $147.2; debt net borrowings of $183.4 2 Cash decrease of $12.3; debt net repayments of $31.0 4 Cash decrease of $8.1; debt net repayments of $159.4 4Q 2002 2003 FY 2002 FY

Debt Summary ($ in millions) 12/31/2003

Liquidity 12/31/2003 ($ in millions)

1ST QTR Full Year Revenues $760 - 770 MM $3.2 Bn EBITDA $55 - 60 MM $270 - 285 MM Operating EPS ($0.07) - (0.03) $0.25 - 0.40 Capital Expenditures ~$100 MM $240 MM gross $195 MM net of leasing Outlook 2004

Closing Comments Top-line growth with solid backlog Launches, while challenging, are on-track Top priorities are stabilizing operational foundation and profitably converting new business New management team continues to drive focus on quality improvements, manufacturing execution, and aggressive cost reduction Recent changes improve organizational strength and establish platform for structural cost reductions in supply chain and technology Focused on improving liquidity and evaluating options to monetize some assets and simplify structure over time

Supplemental Information Appendix 1

Supplemental Information Appendix 2